UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2025

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of B. Riley Financial, Inc. (the “Company”) approved the entrance by the Company into an amended and restated employment agreement (the “Employment Agreement”) with Bryant R. Riley, the Company’s Co-Chief Executive Officer (the “Executive”), and, solely for purposes of Section 3.2 of the Employment Agreement, B. Riley Securities, Inc. (“BRS”), which agreement became effective as of November 8, 2025 (the “Effective Date”).

Rationale for the Amended and Restated Employment Agreement

As previously disclosed, the Executive has, over the last couple of years, focused the Company on, among other things, monetizing its assets through divestitures and reducing its outstanding indebtedness through debt repayments and bond exchanges. In addition, the Executive has originated investment banking transactions at BRS resulting in significant increases in fee and other income. After discussing initially in March 2025, the Executive entered negotiations in earnest with the Compensation Committee and the Board in June of 2025 regarding potential modifications to his existing compensation structure so that a new structure based upon revenue production could be agreed upon. The Executive advised the Compensation Committee that, given recent changes at the Company, including a substantial decline in the Company’s revenues (due to divestitures and other factors), debt restructuring transactions (which along with the Company’s current financial condition restricted future dividend payments), and the Executive’s concentrated equity ownership in the Company, the structure of his existing compensation arrangement had become economically unsustainable for him. The Executive proposed to eliminate his annual base salary and his eligibility to receive cash bonuses and long-term incentive awards under the Company’s 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”), in exchange for the ability to be compensated in line with other senior bankers at BRS on the basis of revenue generated by the Executive.

The Compensation Committee, together with its independent advisors and the independent members of the Board, reviewed these matters in light of the Company’s performance, its restructured operating businesses, market practices, and the long-term interests of stockholders. As a result of discussions with the Executive, the Compensation Committee agreed to an amendment to the Executive’s employment agreement for fiscal years 2025 and 2026. In connection with this decision, the Compensation Committee and the independent directors determined that reaching a revised arrangement was in the best interests of the Company’s stockholders given the potential substantial negative impact to the Company of not securing a mutually satisfactory agreement.

The new compensation structure is expected to focus the Executive’s efforts on revenue generation for BRS, while sending a strong signal to the market that, in addition to his continuing managerial responsibilities as the Company’s Co-Chief Executive Officer, he will devote significant attention to investment banking activities consistent with his professional background.

Already in 2025, in addition to the Executive’s responsibilities as Co-Chief Executive Officer of the Company, the Executive has been instrumental in several transactions that generated significant revenues and gross profit. The Company expects to use this new compensation structure to incentivize the Executive to continue these efforts. The new compensation structure will continue through the end of fiscal year 2026 unless the Compensation Committee, in its sole discretion, terminates the compensation structure at an earlier date.

New Compensation Structure for the Executive

The Employment Agreement entered into with the Executive amends and restates the Executive’s existing employment agreement. The new compensation structure under the Employment Agreement provides that:

(1)	commencing with the carve out of BRS on March 9, 2025 and continuing through the earlier of (a) the end of fiscal year 2026 and (b) the termination of the Executive’s participation in and eligibility for the Incentive Program in accordance with Section 3.2 of the Employment Agreement (such earlier date, the “Participation End Date”), (i) the Company will pay to the Executive a cash payment in an annualized amount equal to the wage threshold under the laws of the State of California for the applicable calendar for employees classified as “exempt” under the laws of the State of California (the “Guaranteed Payment”) and (ii) the Executive will be eligible to participate in the incentive program maintained by BRS for the benefit of senior managing directors of BRS that is based on a percentage of the investment banking revenue and fees generated by the Executive (the “Incentive Program”), on the same terms, in all material respects, as apply to such senior managing directors with respect to the Incentive Program, and in accordance with the past practice of BRS;

(2)	commencing immediately following the Participation End Date, as compensation for services to be rendered by the Executive under the Employment Agreement following such time, the Company will pay to the Executive an annualized salary of seven hundred thousand U.S. dollars ($700,000), less applicable tax and other authorized applicable withholdings;

(3)	BRS will make any payments in respect of the Incentive Program to the Executive in a time and manner consistent with payments made by BRS to senior managing directors of BRS, but no less frequently than in respect of each calendar quarter;

(4)	commencing with fiscal year 2026, twenty percent (20%) of any payment to be made to the Executive pursuant to the Incentive Program shall be withheld (collectively, the “Holdback Amount”) and, as to the Holdback Amount, BRS will pay an amount equal to all or a portion of the Holdback Amount in the first quarter of fiscal year 2027, in the sole discretion and at the direction of the Compensation Committee based on individual and/or corporate performance;

(5)	BRS, based on the Executive’s participation in the Incentive Program effective as of March 9, 2025 and through September 30, 2025 and the Executive’s generation during such period of approximately $59,000,000 in revenues for BRS, (i) will pay the Executive an earned incentive amount equal to $2,479,745 (which amount shall be reduced by the base salary of the Executive paid from March 9, 2025 through November 7, 2025), on or as soon as administratively practicable after the Effective Date, and (ii) acknowledges that the Executive will be entitled to an additional earned incentive amount, which will be equal to no less than $8,353,867 no later than November 15, 2025, subject to the Executive’s continued employment through the applicable payment date, and such payments would be required to be repaid to BRS if the Executive voluntarily resigns or otherwise terminates his employment with the Company without Good Reason or if the Executive is terminated by the Company with Cause (in each case, as defined in the Employment Agreement), in either case, at any time within 24 months of the Effective Date; and

(6)	the Compensation Committee has the right to terminate the Executive’s participation in and eligibility for the Incentive Program at any time, in its good faith discretion, without notice.

Other Material Terms for the Employment Agreement

The Employment Agreement also provides that: (i) the Executive’s term of employment will be for two years following the Effective Date and such term will automatically renew for additional one-year terms unless either party notifies the other of non-renewal at least 90 days prior to the end of the then-current term, (ii) the Executive will be eligible to receive an annual long-term incentive award pursuant to the 2021 Stock Incentive Plan (or successor plan) and all other terms and conditions applicable to each such award shall be determined by the Compensation Committee; provided, however, that the Executive will not receive a long-term incentive award pursuant to the 2021 Stock Incentive Plan in respect of any fiscal year in which Executive is eligible to participate in the Incentive Program, (iii) if the Executive is terminated with Cause or resigns without Good Reason, the Executive will receive his base salary or the Guaranteed Payment, as applicable, benefits and accrued unused leave through termination, (iv) in the event of a termination without Cause, for death or Disability, or upon the Executive’s resignation for Good Reason (in each case, as defined in the Employment Agreement), the Executive will not be entitled to a pro-rata bonus for the year of termination and, in addition to the amounts set forth in clause (iii), the Executive will receive a severance payment in a lump sum equal to $2,800,000.00, plus one year of COBRA continuation reimbursements, and (v) the Executive will be subject to confidentiality, non-competition and non-solicitation covenants (including employees and clients) while he is employed by the Company and such non-solicitation covenant with respect to employees of the Company will continue to apply for one year following any termination of employment.

The foregoing description of the Employment Agreement is intended to be a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of November 8, 2025, between (i) B. Riley Financial, Inc., (ii) solely for purposes of Section 3.2, B. Riley Securities, Inc., and (iii) Bryant R. Riley.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

	By:	/s/ Scott Yessner
	Name:	Scott Yessner
	Title:	Chief Financial Officer

Date: November 14, 2025

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